SECOND AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

This Second Amendment (this “Amendment”), effective October 25, 2024, is made to the Shareholder Services Agreement by and between Empower Funds, Inc. (“Empower Funds”) and Empower Retirement, LLC (“Empower”).

WHEREAS, Empower Funds and Empower are parties to a Shareholder Services Agreement, dated April 29, 2020, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, Empower Funds and Empower desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Empower Funds and Empower agree as follows:

1.	Appendix A of the Agreement is deleted in its entirety and replaced with Appendix A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

EMPOWER FUNDS, INC.		EMPOWER RETIREMENT, LLC

By:	/s/ Kelly B. New	By:	/s/ Jonathan D. Kreider
Name:	Kelly B. New		Name: Jonathan D. Kreider
Title:	Chief Financial Officer & Treasurer	Title:	Executive Vice President

Amendment to Shareholder Services Agreement	Page 1 of 2

APPENDIX A

Empower Bond Index Fund

Empower Core Bond Fund

Empower Emerging Markets Equity Fund

Empower Global Bond Fund

Empower High Yield Bond Fund

Empower Inflation-Protected Securities Fund

Empower International Growth Fund

Empower International Index Fund

Empower International Value Fund

Empower Large Cap Growth Fund

Empower Large Cap Value Fund

Empower Mid Cap Value Fund

Empower Multi-Sector Bond Fund

Empower Real Estate Index Fund

Empower S&P 500® Index Fund

Empower S&P Mid Cap 400® Index Fund

Empower S&P Small Cap 600® Index Fund

Empower Short Duration Bond Fund

Empower Small Cap Growth Fund

Empower Small Cap Value Fund

Empower T. Rowe Price Mid Cap Growth Fund

Empower U.S. Government Securities Fund

Empower Lifetime 2015 Fund

Empower Lifetime 2020 Fund

Empower Lifetime 2025 Fund

Empower Lifetime 2030 Fund

Empower Lifetime 2035 Fund

Empower Lifetime 2040 Fund

Empower Lifetime 2045 Fund

Empower Lifetime 2050 Fund

Empower Lifetime 2055 Fund

Empower Lifetime 2060 Fund

Empower Lifetime 2065 Fund

Empower Aggressive Profile Fund

Empower Moderately Aggressive Profile Fund

Empower Moderate Profile Fund

Empower Moderately Conservative Profile Fund

Empower Conservative Profile Fund

Empower SecureFoundation® Balanced Fund

Amendment to Shareholder Services Agreement	Page 2 of 2